Exhibit 99.1
Coffee Holding Co., Inc. Reports Year End Results

Year End Results

STATEN ISLAND, New York – January 27, 2017. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the fiscal year ended October 31, 2016:

The Company had net income of $2,212,288 or $0.36 per share basic and diluted, for the fiscal year ended October 31, 2016 compared to a net loss of $(1,413,228), or $(0.23) per share basic and diluted for the fiscal year ended October 31, 2015. The increase in net income was due primarily to the reasons described below.

Net sales totaled $78,948,228 for the fiscal year ended October 31, 2016, a decrease of $39,205,313, or approximately 33%, from $118,153,541 for the fiscal year ended October 31, 2015.  The decrease in net sales reflects reduced wholesale transactions with our largest wholesale green coffee customer during fiscal 2016 of approximately $41,044,000.

Cost of sales for the fiscal year ended October 31, 2016 was $67,066,050, or approximately 85% of net sales, as compared to $112,436,831, or approximately 95% of net sales, for the fiscal year ended October 31, 2015.  Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity.  The decrease in cost of sales reflects a more favorable inventory position during fiscal 2016 and our reduced wholesale transactions with our largest wholesale green coffee customer.

Gross profit for the fiscal year ended October 31, 2016 was $11,882,178, an increase of $6,165,468 from $5,716,710 for the fiscal year ended October 31, 2015.  Gross profit as a percentage of net sales increased to approximately 15% for the fiscal year ended October 31, 2016 from approximately 5% for the fiscal year ended October 31, 2015.  The increase in our margins was due to improved margins on our wholesale and roasted business as well as a decrease in our losses period to period on our hedging operations.

Total operating expenses increased by $365,081 to $8,019,110 for the fiscal year ended October 31, 2016 from $7,654,029 for the fiscal year ended October 31, 2015.  Selling and administrative expenses increased $362,966, or approximately 5%, to $7,363,710 for the fiscal year ended October 31, 2016 from $7,000,744 for the fiscal year ended October 31, 2015.

“A combination of improved margins, a 26% jump in revenues from our JV Generations Coffee LLC combined with increased sales of our Hispanic brand espresso Café Caribe enabled us to show a strong increase in our profitability despite a 33% decrease in revenues year over year. The decline in revenues was from a single customer and was not unexpected,” said Andrew Gordon CEO and President of Coffee Holding Company.

“Our focus in 2016 was to return to profitability and to increase margins across our three key business areas, wholesale green sales, private label and branded coffee sales; and in those respects, we accomplished our goals. In addition, our acquisition in Q3 of Sonofresco, a manufacturer and seller of table top coffee roasters and gourmet green coffee beans is an exciting addition to our already strong horizontally and vertically integrated business model. We believe we will have the ability to expand their roaster sales to a much larger customer base using our highly visible presence in the specialty gourmet coffee space, as well as our connections with supermarkets and retailers in the U.S., Canada and the Pacific Rim. Last year’s fiscal results were not materially impacted by this transaction but I believe they will have a positive impact in fiscal 2017. In addition, we implemented other business initiatives late in Q3 and Q4 which did not impact 2016 results, but we look forward to the positive impact on our financial results that we expect in 2017 from these developments. As many of the initial start-up costs associated with these new business activities were expensed in 2016, we expect the bottom line impact will be even greater going forward. Finally, in fiscal 2016 we increased our in-house sales team for the first time in several years. Our intent is to use our expanded sales force to assist in increasing our revenues in food service, tea sales and wholesale green coffee container sales as well support our anticipated entry into the highly contested and rapidly expanding cold brew space; areas in which we have previously underperformed but believe with a renewed focus can be accretive to our overall business performance.

Our ability to accomplish the goals outlined above along with the strength we are experiencing across our three key business areas should solidify and build revenues and profitability in fiscal 2017.”

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on future margin performance and its share repurchase program. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.
Andrew Gordon
President & CEO
718-832-0800

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2016 AND 2015

	2016	2015

- ASSETS -
CURRENT ASSETS:
Cash	$3,227,981	$3,853,816
Accounts receivable, net of allowances of $144,000 for 2016 and 2015	13,517,892	10,968,237
Inventories	14,276,290	13,862,818
Prepaid green coffee	435,577	620,452
Prepaid expenses and other current assets	535,456	256,202
Prepaid and refundable income taxes	481,977	1,434,577
Due from broker	134,722
Deferred income tax asset	81,545	997,720
TOTAL CURRENT ASSETS	32,691,440	31,993,822

Machinery and equipment, at cost, net of accumulated depreciation of $4,819,828 and $4,241,256 for 2016 and 2015, respectively	2,269,863	1,845,000
Customer list and relationships, net of accumulated amortization of $50,250 and $41,250 for 2016 and 2015, respectively	219,750	108,750
Trademarks	180,000	180,000
Goodwill	1,017,905	440,000
Equity method investments	95,598	96,571
Deposits and other assets	549,337	610,499
TOTAL ASSETS	$37,023,893	$35,274,642

- LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,062,573	$4,021,389
Line of credit	6,958,375	5,554,121
Due to broker	-	483,835
Income taxes payable	1,050	-
TOTAL CURRENT LIABILITIES	11,021,998	10,059,345

Deferred income tax liabilities	167,470	92,370
Deferred rent payable	231,216	222,055
Deferred compensation payable	489,668	482,499
TOTAL LIABILITIES	11,910,352	10,856,269

Redeemable common stock:
Common stock subject to possible redemption, at $200,004; 38,364 shares issued and outstanding at redemption value as of October 31, 2016, none as of October 31, 2015	200,004

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,494,680 and 6,456,316 shares issued; 5,824,938 and 6,162,207 shares outstanding for 2016 and 2015	6,456	6,456
Additional paid-in capital	15,904,109	15,904,109
Retained earnings	11,878,228	9,665,940
Less: Treasury stock, 631,378 and 294,109 common shares, at cost for 2016 and 2015	(3,249,590)	(1,494,712)
Total Coffee Holding Co., Inc. Stockholders’ Equity	24,539,203	24,081,793
Noncontrolling interest	374,334	336,580
TOTAL EQUITY	24,913,537	24,418,373
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$37,023,893	$35,274,642

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED OCTOBER 31, 2016 AND 2015

	2016	2015
NET SALES	$78,948,228	$118,153,541

COST OF SALES (which include purchases of approximately $8.5 million and $22.1 million in fiscal years 2016 and 2015, respectively, from a related party)	67,066,050	112,436,831

GROSS PROFIT	11,882,178	5,716,710

OPERATING EXPENSES:
Selling and administrative	7,363,710	7,000,744
Officers’ salaries	655,400	653,285
TOTAL	8,019,110	7,654,029
INCOME (LOSS) FROM OPERATIONS	3,863,068	(1,937,319)
OTHER INCOME (EXPENSE):
Interest income	41,176	45,049
Loss from equity method investments	(972)	(833)
Interest expense	(187,310)	(200,074)
TOTAL	(147,106)	(155,858)

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES
AND NON-CONTROLLING INTEREST IN SUBSIDIARY	3,715,962	(2,093,177)

Provision (benefit) for income taxes	1,365,920	(763,647)

NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	2,350,042	(1,329,530)
Less: Net income attributable to the non-controlling interest in subsidiary	(137,754)	(83,698)

NET INCOME (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$2,212,288	$(1,413,228)

Basic and diluted earnings (loss) per share	$.36	$(.23)

Weighted average common shares outstanding:
Basic and diluted	6,082,777	6,212,929

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED OCTOBER 31, 2016 AND 2015

	2016	2015
OPERATING ACTIVITIES:
Net income (loss)	$2,350,042	$(1,329,530)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	587,572	545,390
Unrealized (gain) on commodities	(618,557)	(1,089)
Loss on equity method investments	972	833
Deferred rent	9,161	12,415
Deferred income taxes	991,275	(726,850)
Changes in operating assets and liabilities:
Accounts receivable	(2,465,512)	4,451,623
Inventories	(143,907)	1,347,335
Prepaid expenses and other current assets	(279,254)	3,910
Prepaid green coffee	184,875	(153,297)
Prepaid and refundable income taxes	952,600	(1,433,818)
Accounts payable and accrued expenses	(30,860)	(4,671,711)
Deposits and other assets	68,331	-
Income taxes payable	1,050	(331,051)
Net cash provided by (used in) operating activities	1,607,788	(2,285,840)

INVESTING ACTIVITIES:
Cash paid for acquisition of business	(819,564)	-
Purchases of machinery and equipment	(963,435)	(391,796)
Net cash used in investing activities	(1,782,999)	(391,796)

FINANCING ACTIVITIES:
Line of credit	1,404,254	3,055,663
Purchase of treasury stock	(1,754,878)	(226,850)
Payment of dividend	(100,000)	(80,000)
Net cash (used in) provided by financing activities	(450,624)	2,748,813

NET (DECREASE) INCREASE IN CASH	(625,835)	71,177

CASH, BEGINNING OF PERIOD	3,853,816	3,782,639

CASH, END OF PERIOD	$3,227,981	$3,853,816

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED OCTOBER 31, 2016 AND 2015

	2016	2015
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$181,007	$196,556
Income taxes paid	$34,183	$1,651,156
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
On June 29, 2016 Coffee Holding Co., Inc. acquired certain assets of Coffee Kinetics, LLC:

Accounts receivable	$84,142
Inventory	269,565
Equipment	40,000
Customer list	120,000
Goodwill	577,905
Less: liabilities assumed	(72,044)
Net assets acquired:	1,019,568

Redeemable Common Stock	200,004

Net cash paid	$819,564